Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report on Form 20-F of Argo Blockchain Plc (the “Annual Report”) of our audit report dated April 29, 2026 with respect to the consolidated financial statements of Argo Blockchain Plc as of and for the years ended December 31, 2025, 2024 and 2023.

We also consent to the reference to PKF Littlejohn LLP as an independent registered public accounting firm under the caption “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

April 29, 2026

London, United Kingdom